EXHIBIT 99.1

FOX CORPORATION ANNOUNCES FIRST DAY AS STANDALONE, PUBLICLY TRADED COMPANY;

APPOINTMENT OF ANNE DIAS, CHASE CAREY, ROLAND A. HERNANDEZ AND PAUL D. RYAN

TO THE BOARD OF DIRECTORS; AND

ADOPTION OF TEMPORARY STOCKHOLDER RIGHTS AGREEMENT

New York, NY and Los Angeles, CA – March 19, 2019 – Fox Corporation (Nasdaq: FOXA, FOX) (the “Company” or “FOX”) announced that the Company this morning became a standalone company and, when the markets open, will begin regular trading of its Class A and Class B Common Stock (“Common Stock”) on Nasdaq Global Select Market under the symbols “FOXA” and “FOX,” respectively. Twenty-First Century Fox, Inc. (“21CF”) completed the separation of the Company through the distribution of all of the outstanding shares of the Company’s Common Stock to 21CF stockholders (other than holders that were subsidiaries of 21CF) on a pro rata basis (the “Distribution”). A portion of each share of 21CF common stock held at the time of the Distribution was exchanged for 1/3 of one share of Common Stock of the same class, and holders will receive cash in lieu of any fractional shares. 21CF distributed to its stockholders a total of 620,501,921 shares of Common Stock this morning.

Appointment of New Directors

The Company also announced the appointment of Ms. Anne Dias and Messrs. Chase Carey, Roland A. Hernandez, and Paul D. Ryan to its Board of Directors, alongside previously announced members K. Rupert Murdoch, Lachlan K. Murdoch and Jacques Nasser. Lachlan K. Murdoch, FOX Chairman and CEO, commented: “We are thrilled to welcome our new colleagues to the FOX board. We look forward to working with and being guided by them as we begin a new chapter, steadfastly committed to providing the best in news, sports and entertainment programming.”

Ms. Anne Dias is the founder of Aragon Global Holdings, an investment fund focused on global media, technology and telecommunications companies, and has served as its Chief Executive Officer since 2001. Ms. Dias currently serves on the board of directors of Eurazeo SE, a multinational publicly-listed investment firm based in Paris, France, and serves as Chair of its audit committee. A graduate of Georgetown University and Harvard Business School, Ms. Dias is an adjunct professor at the Georgetown University McDonough School of Business where she teaches hedge fund investing. She serves on the Board of Dean’s Advisors of Harvard Business School.

Mr. Chase Carey is the Chairman and CEO of Formula 1. Mr. Carey previously served in a number of roles at 21CF beginning in 1988, including as Vice Chairman from 2015 to 2019, as President and Chief Operating Officer and Deputy Chairman from 2009 to 2015 and as a director from 1996 to 2007. From 2003 to 2009, Mr. Carey was the President and CEO of DIRECTV, Inc. Mr. Carey has also been a director of Saban Capital Acquisition Corp. since 2016. He is a graduate of Colgate University and of Harvard Business School.

Mr. Roland A. Hernandez is the Founding Principal and CEO of Hernandez Media Ventures. Mr. Hernandez served as CEO of Telemundo Group, Inc. from 1995 to 2000 and as its Chairman from 1998 to 2000. Mr. Hernandez serves on the board of directors of MGM Resorts International, Belmond Ltd., U.S. Bancorp, and Vail Resorts, Inc. He serves on the advisory board of Harvard Law School, which he attended after graduating from Harvard College. Mr. Hernandez previously served on the board of directors of The Ryland Group, Inc., Sony Corporation and Walmart Inc.

Mr. Paul D. Ryan served as the 54th Speaker of the U.S. House of Representatives from 2015 to 2019, in which capacity he spearheaded efforts to revise the federal tax code, rebuild the national defense, expand domestic energy production, combat the opioid epidemic, and reform the criminal justice system. Mr. Ryan previously chaired the House Ways and Means Committee and the House Budget Committee. In 2012, he was selected to serve as former Governor Mitt Romney’s Vice-Presidential nominee. Mr. Ryan is a graduate of Miami University, Ohio, which has also awarded him with an honorary degree.

Temporary Stockholder Rights Plan

In connection with the Distribution, the Board of Directors approved the adoption of a Temporary Stockholder Rights Agreement (the “Agreement”), effective immediately. The Agreement will expire following the next annual meeting of stockholders of the Company, unless the rights are earlier redeemed by the Company or the Agreement is approved by the Company’s stockholders. In adopting the Agreement, the Board of Directors has considered that there may be significant volume of trading in the Company’s shares around the time of the Distribution. The Agreement is intended to protect the stockholders of the Company during the post-Distribution period from actions that the Board of Directors determines are not in the best interest of the Company’s stockholders. The Agreement is not intended to interfere with any merger, tender or exchange offer, share acquisition or other business combination transaction approved in advance by the Board of Directors, and the Agreement does not prevent the Board of Directors from considering any offer that it considers to be in the best interest of the Company’s stockholders.

Pursuant to the Agreement, the Company is issuing one Class A Right for each outstanding share of the Company’s Class A Common Stock and one Class B Right for each outstanding share of the Company’s Class B Common Stock (together, the “Rights”), in each case as of the close of business on April 2, 2019. Initially, these Rights will not be exercisable and will trade with the Company’s Class A Common Stock and Class B Common Stock.

The Rights will become exercisable only if a person or group obtains beneficial ownership (as defined in the Agreement) of 15 percent or more of the Class B Common Stock outstanding, or 15 percent or more of the Common Stock outstanding. In each such case, each Class A Right and each Class B Right will entitle its holder (except the acquiring person or group) to purchase, at the exercise price of $160 (subject to adjustments provided in the Agreement), a number of shares of Class A Common Stock or Class B Common Stock, respectively, having a then-current market value of two times the exercise price of the Right.

The Rights are not exercisable because of any current stockholder’s beneficial ownership of 15 percent or more of either Class A or Class B Common Stock, unless such stockholder acquires beneficial ownership of additional shares. Additional details of the Agreement will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

The Board of Directors is also assessing the Company’s capital return framework, which may include share repurchases in addition to a planned semiannual dividend. In considering any future share repurchase authorizations, the Board of Directors will, in its discretion, evaluate whether to authorize the repurchase of Class A Common Stock, Class B Common Stock, or combinations thereof based on the best interest of all stockholders. As part of this assessment, the independent directors expect to consider measures to mitigate the possibility that any significant stockholder obtains voting control of the Company without protection for other stockholders. Such measures may include requiring certain transactions to be approved by a majority of independent directors and/or by a majority of disinterested stockholders, agreements with significant stockholders to limit their voting rights, and other stockholder protections. There is no assurance that the Board of Directors will adopt any of these measures or that any significant stockholder would enter into such agreements.

About Fox Corporation

Fox Corporation produces and distributes compelling news, sports and entertainment content through its iconic domestic brands including: FOX News, FOX Sports, the FOX Network, and the FOX Television Stations. These brands hold cultural significance with consumers and commercial importance for distributors and advertisers. The breadth and depth of our footprint allows us to deliver content that engages and informs audiences, develops deeper consumer relationships and creates more compelling product offerings. FOX maintains an impressive track record of news, sports, and entertainment industry success that will shape our strategy to capitalize on current strengths and invest in new initiatives. For more information about Fox Corporation, please visit www.FoxCorporation.com.

Press Contacts:	Investor Contacts:

Hope Hicks 310-369-1212 hope.hicks@fox.com	Joe Dorrego 212-852-7856 joseph.dorrego@fox.com

Megan Klein 310-369-3613 megan.klein@fox.com	Dan Carey 212-852-7955 daniel.carey@fox.com

Caution Concerning Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Board of Directors’ assessment of the Company’s capital return framework and any additional stockholder protections to be considered by the independent directors. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks relating to the separation of the Company from 21CF and the Distribution and the impact of the Agreement on the ownership and trading of the Company’s stock and the other risks and uncertainties discussed in the documents the Company has filed with or furnished to the SEC, including the Company’s Registration Statement on Form 10 declared effective by the SEC on February 5, 2019 and the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2018.

Statements in this news release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this news release or to report any events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.